                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CORNERSTONE BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:...............................
     2)   Aggregate number of securities to which transaction applies:..................................
     3)   Per unit price or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):..............................................
     4)   Proposed maximum aggregate value of transaction:..............................................
     5)   Total fee paid:...............................................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No:
     3)   Filing Party:
     4)   Date Filed:

                            CORNERSTONE BANCORP, INC.
                                550 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 356-0111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held on May 16, 2001

                                                                   April 4, 2001
To the Shareholders of Cornerstone Bancorp:

        Notice is hereby given that the Annual Meeting of Shareholders of Cornerstone Bancorp, Inc. (the "Bancorp") will be held at Cornerstone Bank, 550 Summer Street, Stamford, Connecticut 06901, on May 16, 2001, at 4:00 p.m. local time, for the purpose of considering and voting upon the following matters:

1. To elect five directors for terms to expire at the 2004 Annual Meeting of Shareholders;

2. To ratify the appointment of KPMG LLP as the Bancorp's independent auditors for the fiscal year ending December 31, 2001; and

3. To approve an amendment to the Bancorp's 1996 Stock Plan (the "Stock Plan") to increase the total number of shares of common stock authorized for issuance pursuant to the Stock Plan by an additional 37,000 shares (for an aggregate total of shares issuable under the Stock Plan of 213,000);

4. To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 15, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2001 Annual Meeting of Shareholders and any adjournments thereof.

                                          By Order of the Board of Directors


                                          Merrill J. Forgotson, President


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 2001 ANNUAL MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE 2001 ANNUAL MEETING IN PERSON. SHAREHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THE PROXY AND VOTE IN PERSON.

                            CORNERSTONE BANCORP, INC.
                                550 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 356-0111


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 16, 2001

General

         This Proxy Statement is furnished to shareholders of Cornerstone Bancorp, Inc. (the "Bancorp") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Bancorp to be held on May 16, 2001, and any and all adjournments or postponements thereof (the "2001 Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting, the enclosed form of Proxy and the 2000 Annual Report to Shareholders are first being mailed to shareholders on or about April 4, 2001. As used in this Proxy Statement, references to the "Bancorp" include references to Cornerstone Bancorp, Inc. and to its wholly-owned subsidiary, Cornerstone Bank.

Record Date, Voting Rights

         Only shareholders of record at the close of business on March 15, 2001 (the "Record Date") are entitled to notice of and to vote at the 2001 Annual Meeting. On the Record Date, there were 1,068,173 shares of common stock of the Bancorp, par value $.01 per share (the "Common Stock"), outstanding and entitled to vote. Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held of record in his or her name at the close of business on the Record Date. The presence, in person or by proxy, of a majority of the aggregate number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the 2001 Annual Meeting. Abstentions and broker non-votes will be included in the calculation of the number of votes represented at the 2001 Annual Meeting for purposes of determining whether a quorum has been achieved.

Solicitation, Revocation and Use of Proxies

        In addition to solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by employees of the Bancorp who will not receive additional compensation therefor. The expense of soliciting proxies will be borne by the Bancorp. The Bancorp will also reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of the Common Stock.

        A shareholder giving a proxy may revoke it at any time before it is voted by delivery of a written notice of such revocation or a duly executed proxy bearing a later date to the Secretary of the Bancorp or by attending the 2001 Annual Meeting and revoking the proxy at such time. Attendance at the 2001 Annual Meeting will not itself revoke a proxy. Shares represented by properly executed proxies will be voted at the 2001 Annual Meeting in accordance with the specifications thereon. Shareholders of record who are present at the 2001 Annual Meeting may vote by ballot.

        Each proxy received will be voted as directed; however, if no direction is indicated, the proxy will be voted in Item 1 "FOR" the election of the
                                         ---- -  ---
Bancorp's nominees to the Board of Directors; in Item 2 "FOR" the ratification
                                                 ---- -  ---
of the appointment of KPMG LLP as the Bancorp's independent auditors for the fiscal year ending December 31, 2001; in Item 3 "FOR" the amendment to the
                                         ---- -  ---
Bancorp's 1996 Stock Plan; and in the discretion of the proxy holder as to such other matters as may properly come before the 2001 Annual Meeting.

Security Ownership of Principal Shareholders

         The following table sets forth certain information known to the Bancorp regarding the beneficial ownership of the Common Stock as of the Record Date by each person known by the Bancorp to own beneficially more than five percent of the outstanding Common Stock.

Name and Address of Beneficial Owner                                 Shares Beneficially Owned   Percent of Class
------------------------------------                                 -------------------------   ----------------

Melvin A. Maisel.......................................                       87,232(a)                 8.1%
     36 Birchwood Dr.
     Greenwich, Connecticut 06831

Stuart Weitzman........................................                       87,219(b)                 8.2%
     169 Taconic Road
     Greenwich, Connecticut 06831

-------------
(a) Information with respect to Mr. Maisel's beneficial ownership is described below in "Security Ownership of Management."

(b) The shares shown as beneficially owned by Mr. Weitzman were those reported as beneficially owned by him as of December 31, 2000 in his Schedule 13G filed February 12, 2001 with the Securities and Exchange Commission (the "SEC"). Such Schedule indicated that Mr. Weitzman has sole voting and dispositive power with respect to all shares reported as beneficially owned.

Security Ownership of Management

      The following table sets forth certain information known to the Bancorp regarding the beneficial ownership of the Common Stock as of the Record Date by
(i) each director of the Bancorp, (ii) the executive officers of the Bancorp named in the Summary Compensation Table on page 7 and (iii) all directors and executive officers of the Bancorp as a group. Except as otherwise indicated, all shares are owned directly. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner                   Shares Beneficially Owned    Percent of Class
------------------------------------       -------------------------   ----------------

Joseph S. Field, Jr. .......................           36,148(a)              3.4%

Merrill J. Forgotson .......................            2,711(b)              *

J. James Gordon ............................            2,471(c)              *

James P. Jakubek ...........................           31,646(d)              2.9%

Stanley A. Levine ..........................           11,408(e)              1.1%

Joseph A. Maida ............................           10,550(f)              1.0%

Melvin A. Maisel ...........................           87,232(g)              8.1%

Ronald C. Miller ...........................           43,815(h)              4.1%

Courtney A. Nelthropp ......................            3,422(i)              *

Martin Prince ..............................           44,120(j)              4.1%

Norman H. Reader ...........................           44,519(k)              4.0%

Paul H. Reader ....................................        32,142(l)          2.9%

Donald Sappern ....................................         3,755(m)          *

Patrick Tisano ....................................        14,628(n)          1.4%

Joseph D. Waxberg .................................         5,662(o)          *

All directors and executive officers as a
  Group (16 persons) ..............................       385,824(p)         32.2%

-------------
*    Less than 1% of the outstanding Common Stock.
(a) Includes 33,833 shares owned by Mr. Field in an individual retirement account, 440 shares owned by Mr. Field's spouse in an individual retirement account and 1,875 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(b) Includes 1,615 shares owned by Mr. Forgotson's spouse and 1,096 shares owned by Mr. Forgotson's minor child.
(c) Includes 1,600 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(d) Includes 1,203 shares owned by Mr. Jakubek as custodian for his minor children and 29,700 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(e) Includes 6,570 shares owned by Mr. Levine's spouse and 3,800 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(f) Includes 2,626 shares owned by Mr. Maida's minor children, 100 shares owned by Mr. Maida in an individual retirement account and 3,800 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(g) Includes 142 shares owned by Mr. Maisel's spouse, 81,957 shares owned by Mr. Maisel in an individual retirement account and 3,800 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(h) Includes 20,874 shares owned jointly with Mr. Miller's spouse, 2,696 shares owned by Mr. Miller's spouse in a retirement plan, 15,180 shares owned by Mr. Miller in an individual retirement account and 3,800 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(i) Includes 1,547 shares owned jointly with Mr. Nelthropp's spouse and 1,875 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(j) Includes 15,125 shares owned by a corporate pension plan in which Mr. Prince and his spouse participate and for which they are both trustees, 24,603 shares owned jointly by Mr. Prince and his spouse and 3,800 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(k) Includes 35,200 shares that may be acquired within 60 days of the Record Date upon exercise of stock options
(l) Include 800 shares owned jointly with Mr. Reader's spouse, 4,048 owned by Mr. Reader's minor children and 25,850 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(m) Includes 3,346 shares owned by Mr. Sappern in an individual retirement account and 409 shares owned by a corporation which is 100% owned by Mr. Sappern.
(n) Includes 8,907 shares owned by a trust for the benefit of Mr. Tisano and his spouse of which his son is a trustee, 1,921 shares owned jointly with Mr. Tisano's spouse and 3,800 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(o) Includes 1,050 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(p) Includes 130,950 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, required the Bancorp's directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file certain reports with the SEC during and for the year ended December 31, 2000 concerning their beneficial ownership of the Common Stock. Based solely upon the Bancorp's review of the copies of such reports received by it, and on written representations by certain reporting persons, the Bancorp believes that during the year ended December 31, 2000, all such reports were filed on a timely basis except for a Form 3 for Merrill J. Forgotson which was filed late.

                                     ITEM 1

                              ELECTION OF DIRECTORS

      The Board of Directors is classified into three classes. The five directors serving in Class III have terms expiring at the 2001 Annual Meeting. The Board of Directors has nominated the Class III directors currently serving on the Board of Directors, James P. Jakubek, Joseph A. Maida, Melvin L. Maisel, Norman H. Reader, and Paul H. Reader, for election to serve as directors of the Bancorp until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier resignation or removal. Each nominee is currently a director of the Bancorp. In the event that any of the nominees becomes unable to serve, an event which the Board of Directors does not expect, the shares represented by proxy may be voted for a substitute nominee to be designated by the Board of Directors or a committee thereof, unless the proxy withholds authority to vote for all nominees.

      If a quorum is present at the 2001 Annual Meeting, the election of directors will require the affirmative vote of a plurality of the votes cast by the shares of Common Stock entitled to vote. Abstentions by shareholders and broker non-votes with respect to the election of directors will not be included in determining whether nominees have received the vote of such plurality.

      The following sets forth certain information regarding the nominees named above and the other directors of the Bancorp whose terms will continue after the 2001 Annual Meeting. There are no family relationships among the directors except that Norman H. Reader is the father and father-in-law of Paul H. Reader and Merrill J. Forgotson, respectively, who are brothers-in-law.

Nominees for Terms Expiring in 2004 (Class III)

      James P. Jakubek, age 51, has served as a director of the Bancorp since 1996. He has been the Executive Vice President and Chief Operating Officer of the Bancorp since joining the Bancorp in 1991.

      Joseph A. Maida, age 52, has served as a director of the Bancorp since 1985. He has been a certified public accountant with Maida & Maida, an accounting firm, for more than the past five years.

      Melvin L. Maisel, age 76, has served as a director of the Bancorp since 1985. He has been the owner and President of Stabilization Plans for Business, Inc., an estate and retirement planning firm, for more than the past five years.

      Norman H. Reader, age 76, has been Vice Chairman and a director of the Bancorp since 1985 and was President and Chief Executive Officer of the Bancorp from 1985 until November 2000.

      Paul H. Reader, age 42, has served as a director of the Bancorp since 1999. He has been the Senior Vice President of the Bancorp since 1985.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         THE ELECTION OF SUCH NOMINEES.

Continuing Directors

Terms Expiring in 2002 (Class I):

     Joseph S. Field Jr., age 62, has served as a director of the Bancorp since 1993. He has been a partner at Field Group, a real estate development firm, for more than the past five years.

     Merrill J. Forgotson, age 58, was elected to the Board on December 13, 2000. He has been President and CEO of the Bancorp since November 2000. Prior to joining the Bancorp, he was with People's Bank in Bridgeport, CT for 10 years and a Senior Vice President of Peoples Bank since 1997.

     J. James Gordon, age 70, has served as a director of the Bancorp since 1995. He has been the President of Gordon Textiles International, Ltd., a textile sales and consulting agency, for more than the past five years. Mr. Gordon also serves as a director of Liz Claiborne, Inc.

     Courtney A. Nelthropp, age 59, has served as a director of the Bancorp since 1993. He has been the President of Printing and Graphics Emporium, Inc., a printing company, for more than the past five years.

     Donald Sappern, age 72, has served as a director of the Bancorp since 1999. He has been the President and owner of Donald Sappern & Co., an insurance agency, for more than the past five years .

Terms Expiring in 2003 (Class II):

     Stanley A. Levine, age 63, has served as a director of the Bancorp since 1985. He has been an independent pharmacist for more than the past five years.

      Ronald C. Miller, age 56, has served as a director of the Bancorp since 1985. He has been the owner of Miller's Hallmark, a chain of greeting cards stores, for more than the past five years.

      Martin Prince, age 71, has served as a director of the Bancorp since 1986. He has been the owner and CEO of DLX Industries, Inc., a vinyl goods manufacturing company, for more than the past five years.

      Patrick Tisano, age 82, has served as a director of the Bancorp since 1986. Prior to his retirement in 1992, he was the owner of the Die Craft Tool Company, a tool and die company. Mr. Tisano was also President of Tisano Realty from 1971 to 1995.

     Dr. Joseph D. Waxberg, age 78, has served as a director of the Bancorp since 1985. He has been a physician practicing for more than the past five years.


Committees and Meetings

      During 2000, the Board of Directors held a total of 12 meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served, except Messrs. Tisano and Gordon attended 71% and 65% of the meetings, respectively.

      The Board of Directors has established the following committees, the members of which are appointed by the Board of Directors:

      The Funds Management Committee, which includes Messrs. Forgotson, Jakubek, Maisel, Norman Reader, Prince and Waxberg, is responsible for setting and enforcing investment policy, interest rate risk policies and liquidity policy. The Funds Management Committee also is responsible for general supervision of pricing, profitability goals and policies, as well as dividend and tax planning. The Funds Management Committee met 12 times during 2000.

      The Loan/Compensation Committee, comprised of Messrs. Forgotson, Jakubek, Maida, Miller, Levine, Norman Reader and Paul Reader, is responsible for the approval of extensions of credit and the terms under which Bancorp credit will be extended. The Loan/Compensation Committee also reviews officer lending limits, approves changes to the Bancorp's loan policy, and approves compensation levels and promotions. The Loan/Compensation Committee met 26 times during 2000.

      The Nominating Committee, which includes Messrs. Gordon, Levine, Maisel, Miller, Norman Reader and Waxberg, is responsible for selecting and presenting potential candidates to the Board of Directors. The Nominating Committee met one time during 2000. The nominees for election as directors at the 2001 Annual Meeting were nominated by the full Board of Directors.

      The Stock Option Committee, which includes all non-employee directors, is responsible to determine the officers and other key employees to whom awards shall be granted under the 1996 Stock Plan (the "Stock Plan"), to determine the number of shares to be covered by each award, the terms and conditions of each award, to amend any award, to accelerate any vesting period or exchange any such grant with a new grant, to make all determinations required or provided under the Stock Plan, to establish rules and regulations pertaining to participation and administration of the Stock Plan, and to interpret the Stock Plan. The Stock Option Committee did not meet in 2000.

      The Audit Committee, comprised of Messrs. Field, Gordon, Jakubek (non-voting member), Nelthropp, Sappern and Tisano, met four times during 2000. The Audit Committee's primary duties and responsibilities are to: monitor the integrity of the Bancorp's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; monitor the independence and performance of the Bancorp's independent auditors and internal auditors, and; provide an avenue of communication among the independent auditors, management, the internal auditors, and the Board of Directors. The Audit Committee is composed of five outside directors, each of whom is independent as defined by the American Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix 1.

                             Audit Committee Report
                             ----------------------

      The Audit Committee has (i) reviewed and discussed the Bancorp's audited consolidated financial statements for the year ended December 31, 2000 with management, (ii) discussed with KPMG LLP, independent auditors for the Bancorp, the matters relating to the conduct of the audit required to be discussed by Statement of Accounting Standards No. 61 ("Communication with Audit Committees"), (iii) received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and (iv) discussed with KPMG LLP its independence.

      Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated statements of the Bancorp for the year ended December 31, 2000 be included in the Bancorp's Annual Report on Form 10-KSB for filing with the SEC.


                        Signed: The Audit Committee of Cornerstone Bancorp, Inc.
                                         Joseph S. Field, Jr.
                                         J. James Gordon
                                         Courtney A. Nelthropp
                                         Donald Sappern
                                         Patrick Tisano

Director Compensation

        Directors who are not otherwise employed by the Bancorp ("Outside Directors") receive $200 for each Board of Directors meeting and $200 for each committee meeting attended. At the election of each Outside Director, fees may be paid either in cash or shares of Common Stock, or a combination thereof, pursuant to the Bancorp's Directors Compensation Plan. Under the plan, Outside Directors accumulate compensation credit for attending Board and committee meetings during each one-year period ending on the date of each annual meeting of the Bancorp. The Board of Directors, by a majority vote, may adjust the amount of the credits from time to time. Outside Directors may elect to receive their compensation earned under the plan in the form of cash or shares of Common Stock, based on an annual election made by each Outside Director at the first Board meeting subsequent to each annual meeting. Outside Directors who elect cash receive such compensation at each Board meeting. Outside Directors who elect to receive shares of Common Stock are issued a certificate for a whole number of shares equal to their accumulated compensation credit divided by the fair market value of the shares of Common Stock as of the date of each Board meeting and a cash payment in lieu of fractional shares on the last business day of May of each year for the last twelve months. The Board of Directors, by a majority vote, may amend or terminate the Directors Compensation Plan at any time provided, however, that certain material amendments may not be made without shareholder approval. During 2000, 1,515 shares of Common Stock were issued under the Directors Compensation Plan.

      Outside Directors also receive a formula grant of non-qualified stock options ("NQOs") under the Bancorp's 1996 Stock Plan. At the first meeting of the Board following each annual meeting, each Outside Director is granted NQOs to purchase 250 shares of Common Stock. The exercise price of such NQOs is the fair market value of the Common Stock on the date of grant. The NQOs do not vest until the Outside Director has served five full consecutive years on the Board, except that NQOs for any Outside Director who has completed such service vest immediately. All NQOs granted to Outside Directors expire ten years after the date of grant.

      Officers or employees of the Bancorp who serve on the Board of Directors receive no additional compensation for their services in that capacity.

Certain Transactions

      As of December 31, 2000, loans to directors, principal officers and their associates and affiliated businesses totaled $4,332,000, or approximately 26% of the Bancorp's equity capital accounts. All loans made by the Bancorp to such persons were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons. Such loans do not involve more than the normal risk of collectability or present other unfavorable features.

                            EXECUTIVE COMPENSATION

Summary Compensation

        The following table sets forth certain information regarding the compensation paid by the Bancorp to each person who served as Chief Executive Officer during 2000 and to the two other executive officers whose total salary and bonus for fiscal 2000 exceeded $100,000 for services rendered during 2000 (together, the "Named Executive Officers").



                           Summary Compensation Table


                                                              Annual Compensation             All Other
Name and Principal Position                           Year    Salary ($)     Bonus ($)   Compensation ($)(1)
---------------------------                           ----    ------------------------   -------------------
Merrill J. Forgotson                                  2000    18,510              0                 0
    President and CEO since November, 2000

Norman H. Reader                                      2000    141,500        42,750             5,100
   President and CEO through November, 2000           1999    154,250        28,750             4,200
   and Vice Chairman                                  1998    160,625        27,500             4,200

  James P. Jakubek                                    2000    125,000        62,500             4,900
    Executive Vice President                          1999    125,000        46,750             5,000
    And Chief Operating Officer                       1998    125,000        45,000             5,000

Paul H. Reader                                        1999    100,000        50,000             4,699
  Senior Vice President                               1998    100,000        36,000             4,300
                                                      1997    100,000        35,000             4,188

------------

(1) Represents amounts attributable to matching contributions made by the Bancorp under the Bancorp's 401(k) Plan.

Stock Option Exercises and Fiscal Year-End Option Values

        The following table sets forth information concerning option holdings as of December 31, 2000 with respect to the Named Executive Officers.

                 Aggregated Option Exercises In Last Fiscal Year
                        And Fiscal Year-End Option Values

                             Shares                        Number of Securities                   Value of Unexcerised
                            Acquired     Value            Underlying Unexercised                  In-the-Money Options
                               on       Realized           Options at FY-End (#)                    at FY-End ($) (1)
                            Exercise      ($)        Exercisable         Unexercisable      Exercisable         Unexercisable
                            --------    --------     -----------         -------------      -----------         -------------

Merrill J. Forgotson            0          0           $      0                0                     0                 0
Norman H. Reader                0          0             35,200                0              $113,493                 0
James P. Jakubek                0          0             29,700                0              $ 47,039                 0
Paul H. Reader                  0          0             25,850                0              $ 69,300                 0

------------
(1) Based on the fair market value of the Common Stock as of December 31, 2000, $13.75 minus the exercise price of the options.

Employment Contracts and Change in Control Arrangements

        Effective November 27, 2000, the Bancorp entered into an employment agreement with Merrill J. Forgotson pursuant to which Mr. Forgotson serves as President and CEO of the Bancorp. The employment agreement provides for an initial annual base salary of $187,500, which amount is subject to annual increases as determined by the Board. Mr. Forgotson is also entitled to participate in compensation and benefit plans available to executive officers of the Bancorp. The employment agreement will terminate on the earlier of (i) Mr. Forgotson's death or disability, (ii) voluntary termination by Mr. Forgotson or
(iii) termination of Mr. Forgotson by the Bancorp (either for cause or otherwise). If Mr. Forgotson's employment is terminated by the Bancorp without cause, the Bancorp would be obligated to pay him a lump sum cash payment in an amount equal to the sum of (x) his then current annual salary, plus (y) the highest bonus awarded to him at any time during the 36-month period ending with the date of termination. In addition, for twelve months following any termination of Mr. Forgotson's employment without cause, or for 36 months following termination due to a change in control of the Bancorp, Mr. Forgotson shall be entitled to continue to participate in the Bancorp's compensation plans and to receive all benefits as if such termination had not occurred.

        If there is a change in control of the Bancorp or if the Bancorp seeks to terminate Mr. Forgotson's employment agreement following a potential change in control but prior to the potential change in control being effected, he is entitled to the following: (i) an adjustment in his then current salary to give him cumulative cost of living increases for the period from November 27, 2000 through the date of the change in control, and annual increases based on the Consumer Price Index (the "CPI") on each anniversary of the change in control;
(ii) a credit for years of service with the Bancorp, plus five additional years, for purposes of vesting and calculation of benefits under any benefit plan of the Bancorp or of any successor entity; (iii) eighteen months' notice of termination of employment, during which period he would be entitled to receive, without offset for any reason, payment of his CPI adjusted salary, plus the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination; and
(iv) following the 18-month period referred to in (iii) above, at his election, either a lump sum cash payment or 36 monthly periodic payments in an amount equal to the sum of three times his CPI adjusted salary, plus three times the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination.

        Effective July 1, 1998, the Bancorp entered into a new employment agreement with Norman H. Reader pursuant to which Mr. Reader serves as Vice Chairman of the Bancorp. The employment agreement provides for an initial annual base salary of $154,250, with scheduled annual reductions in salary commensurate with reductions in Mr. Reader's duties commencing on July 1, 1999 and culminating on July 1, 2004, at which time the agreement provides that Mr. Reader's annual base salary will be $77,750. Mr. Reader is also entitled to participate in compensation and benefit plans available to executive officers of the Bancorp. The employment agreement also provides that beginning on July 1, 2005, or upon the earlier termination of Mr. Reader's employment by the Bancorp without cause, in connection with a change in control or potential change in control of the Bancorp, or by reason of disability, the Bancorp will pay to Mr. Reader a supplemental retirement benefit of $65,000 per year until June 30, 2011.

        The employment agreement will terminate on the earlier of June 30, 2005, or the earlier of (i) Mr. Reader's death or disability, (ii) voluntary termination by Mr. Reader or (iii) termination of Mr. Reader by the Bancorp (either for cause or otherwise). If Mr. Reader's employment is terminated by the Bancorp without cause, the Bancorp is obligated to pay him a lump sum cash payment as liquidated damages in an amount equal to the present value as of the date of termination of (i) the scheduled salary amounts provided for in the agreement, each reduced by $65,000, and (ii) an amount deemed paid in each remaining year of the term of the employment agreement equal to the highest discretionary bonus paid to Mr. Reader during the term of the agreement. In addition, for twelve months following any termination of Mr. Reader's employment without cause, or for 36 months following termination due to a change in control of the Bancorp, Mr. Reader shall be entitled to continue to participate in the Bancorp's compensation plans and to receive all benefits as if such termination had not occurred.

        If there is a change in control of the Bancorp or the Bancorp seeks to terminate Mr. Reader's employment agreement following a potential change in control, but prior to the potential change in control being effected, he is entitled to the following: (i) all of the benefits he was entitled to in the event of a termination without cause and (ii) a single lump sum payment equal to three times the highest annual salary provided under the employment agreement plus three times the highest discretionary bonus paid to him at any time during the term of the employment agreement.

        Effective July 15, 1998, the Bancorp entered into a new employment agreement with James P. Jakubek pursuant to which Mr. Jakubek serves as Executive Vice President of the Bancorp. The employment agreement provides for an initial annual base salary of $125,000, which amount is subject to annual increases as determined by the Board. Mr. Jakubek is also entitled to participate in compensation and benefit plans available to executive officers of the Bancorp. The employment agreement will terminate on the earlier of (i) Mr. Jakubek's death or disability, (ii) voluntary termination by Mr. Jakubek or
(iii) termination of Mr. Jakubek by the Bancorp (either for cause or otherwise). If Mr. Jakubek's employment is terminated by the Bancorp without cause, the Bancorp would be obligated to pay him a lump sum cash payment in an amount equal to the sum of (x) his then current annual salary, plus (y) the highest bonus awarded to him at any time during the 36-month period ending with the date of termination. In addition, for twelve months following any termination of Mr. Jakubek's employment without cause, or for 36 months following termination due to a change in control of the Bancorp, Mr. Jakubek shall be entitled to continue to participate in the Bancorp's compensation plans and to receive all benefits as if such termination had not occurred.

        If there is a change in control of the Bancorp or if the Bancorp seeks to terminate Mr. Jakubek's employment agreement following a potential change in control but prior to the potential change in control being effected, he is entitled to the following: (i) an adjustment in his then current salary to give him cumulative cost of living increases for the period from July 15, 1998 through the date of the change in control, and annual increases based on the Consumer Price Index (the "CPI") on each anniversary of the change in control;
(ii) a credit for years of service with the Bancorp, plus five additional years, for purposes of vesting and calculation of benefits under any benefit plan of the Bancorp or of any successor entity; (iii) eighteen months' notice of termination of employment, during which period he would be entitled to receive, without offset for any reason, payment of his CPI adjusted salary, plus the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination; and
(iv) following the 18-month period referred to in (iii) above, at his election, either a lump sum cash payment or 36 monthly periodic payments in an amount equal to the sum of three times his CPI adjusted salary, plus three times the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination.

        Effective July 15, 1998, the Bancorp entered into a new employment agreement with Paul H. Reader pursuant to which Mr. Reader serves as Senior Vice President of the Bancorp. The employment agreement provides for an initial annual base salary of $100,000, which amount is subject to annual increases as determined by the Board. Mr. Reader is also entitled to participate in compensation and benefit plans available to executive officers of the Bancorp. The employment agreement will terminate on the earlier of (i) Mr. Reader's death or disability, (ii) voluntary termination by Mr. Reader or (iii) termination of Mr. Reader by the Bancorp (either for cause or otherwise). If Mr. Reader's employment is terminated by the Bancorp without cause, the Bancorp would be obligated to pay him a lump sum cash payment in an amount equal to the sum of
(x) his then current annual salary, plus (y) the highest bonus awarded to him at any time during the 36-month period ending with the date of termination. In addition, for twelve months following any termination of Mr. Reader's employment without cause, or for 36 months following termination due to a change in control of the Bancorp, Mr. Reader shall be entitled to continue to participate in the Bancorp's compensation plans and to receive all benefits as if such termination had not occurred.

        If there is a change in control of the Bancorp or if the Bancorp seeks to terminate Mr. Reader's employment agreement following a potential change in control but prior to the potential change in control being effected, he is entitled to the following: (i) an adjustment in his then current salary to give him cumulative cost of living increases for the period from July 15, 1998 through the date of the change in control, and annual increases based on the Consumer Price Index (the "CPI") on each anniversary of the change in control;
(ii) a credit for years of service with the Bancorp, plus five additional years, for purposes of vesting and calculation of benefits under any benefit plan of the Bancorp or of any successor entity; (iii) eighteen months' notice of termination of employment, during which period he would be entitled to receive, without offset for any reason, payment of his CPI adjusted salary, plus the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination; and
(iv) following the 18-month period referred to in (iii) above, at his election, either a lump sum cash payment or 36 monthly periodic payments in an amount equal to the sum of three times his CPI adjusted salary, plus three times the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination.

        For purposes of the employment agreements, the definition of "Change in Control" of the Bancorp is the same as the definition of "Change of Control" in the Bancorp's 1996 Stock Plan described below.

        The Bancorp's 1996 Stock Plan and the Bancorp's predecessor plan (which has outstanding awards), the 1986 Incentive and Non-Qualified Stock Plan, each provides for certain "Change Events": (i) a reorganization, merger, or consolidation of the Bancorp in which the Bancorp is not the surviving corporation; (ii) the dissolution or liquidation of the Bancorp; or (iii) a sale or lease of 50% or more, computed on the basis of book value, of the Bancorp's consolidated assets. The 1996 Stock Plan also includes as a Change Event a "Change of Control," which is deemed to have occurred if (i) any person becomes the beneficial owner of 25% or more of the total number of voting shares of the Bancorp, (ii) any person holds revocable or irrevocable proxies, as to the election or removal of directors of the Bancorp, for 25% or more of the total number of voting shares of the Bancorp, (iii) any person has entered into an agreement or received an option for the acquisition of beneficial ownership of 25% or more of the total number of voting shares of the Bancorp, whether or not the requisite approval for such acquisition has been received under the applicable laws or the respective regulations issued thereunder; or (iv) as the result of or in connection with any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bancorp before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Bancorp or any successor corporation. In the event such a Change Event occurs, any then-existing deferral periods for exercising any stock option shall be accelerated and all outstanding options will be exercisable in full on or before a date fixed by the Stock Option Committee prior to the effective time of the Change Event. Also, in the event such a Change Event occurs, the restricted period of any awards of Restricted Stock shall terminate and the shares of common stock shall be fully vested prior to the effective time of the Change Event.


                                     ITEM 2

   RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE BANCORP'S INDENPENDENT
               AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2001

        The Board of Directors, upon recommendation of the Audit Committee, has selected KPMG LLP as independent auditors to audit the consolidated financial statements of the Bancorp for the fiscal year ending December 31, 2001. KPMG LLP served as the Bancorp's independent auditors for the fiscal year ended December 31, 2000 and has reported on the Bancorp's consolidated financial statements for such year. Before recommending the appointment of KPMG LLP to the entire Board of Directors, the Audit Committee considered the matters discussed under the heading "Audit Committee Report" and also considered whether KPMG LLP's provision of non-audit services (i.e., services giving rise to fees other than the audit fees discussed below) was compatible with maintaining KPMG LLP's independence. Fees billed by KPMG LLP to the Bancorp were as follows:

        Audit Fees

                Fees of $85,500 were billed by KPMG LLP for the audit of the Bancorp's annual consolidated financial statements for the year ended December 31, 2000 and for the review of interim consolidated financial statements included in Form 10-QSB filings made during the year.

        Financial Information Systems and Implementation Fees

                No such fees were billed by KPMG LLP for services rendered to the Bancorp during the year ended December 31, 2000.

        All Other Fees

                Fees billed by KPMG LLP for services rendered to the Bancorp in 2000, other than those included in the two categories listed above, totaled $15,600.

        While shareholder ratification is not required for the selection of KPMG LLP since the Board of Directors has the responsibility for selecting the Bancorp's independent auditors, the selection is being submitted for ratification at the 2001 Annual Meeting with a view toward soliciting the shareholders' opinions, which the Board of Directors will take into consideration in future deliberations. The affirmative vote of a majority of the votes cast at the 2001 Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of KPMG LLP as independent auditors. Abstentions will be counted as a vote against this matter; broker non-votes will have no effect on this matter.

        Representatives of KPMG LLP are expected to be present at the 2001 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE BANCORP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                    ITEM 3

                       APPROVAL OF THE AMENDMENT TO THE
                                1996 STOCK PLAN

        In 1996, the Board adopted and the shareholders of the Bank approved the Bank's 1996 Stock Plan (the "Stock Plan"). The Stock Plan currently authorizes the award of 176,000 shares of Common Stock, reduced by the number of shares subject to outstanding stock options granted under the Bank's 1986 Incentive and Non-Qualified Stock Option Plan and otherwise subject to adjustment as provided in the Stock Plan. The proposed amendment would increase by 37,000 the number of shares issuable under the Stock Plan to a total of 213,000 shares. With the increase in shares, the aggregate total of 213,000 shares issuable under the Stock Plan will represent approximately 20% of the currently issued and outstanding Common Stock of the Bancorp. The proposed increase was approved by the Board of Directors on March 21, 2001, subject to shareholder approval at the 2001 Annual Meeting.

        As of December 31, 2000, 8,000 shares have been issued pursuant to the exercise of options, 140,330 shares were subject to outstanding option grants under the Stock Plan and 27,670 shares remained available for future grants, which amount, if Item 3 is approved by the shareholders, will increase to 64,670.

       The Board believes that providing equity interests in the Bancorp are a significant factor in the Bancorp's ability to attract, retain and reward key employees and non-employee directors who are critical to the long-term growth and profitability of the Bancorp. The Board further believes that the amendment will provide the Bancorp with a sufficient reserve of Common Stock under the Plan to attract and retain the services of key individuals essential to the Bancorp's long-term growth and success by giving those persons a greater proprietary interest in the Bancorp.

        In considering the recommendations of the Board of Directors with respect to the proposed amendment, shareholders should be aware that Directors and certain executive officers of the Bancorp will be eligible to receive grants of the additional shares under the Stock Plan. The terms and provisions of the Stock Plan are summarized below. Capitalized terms used in this summary description are defined in the Stock Plan. This summary does not purport to be a complete description of all the provisions of the Stock Plan. A copy of the Stock Plan will be furnished by the Bancorp to any shareholder upon written request to the Secretary of the Bancorp at the Bancorp's principal offices in Stamford, Connecticut.

DESCRIPTION OF THE STOCK PLAN

Plan Administration; Eligibility, Awards under the Stock Plan

        The Stock Plan is administered by the Stock Option Committee, the members of which are appointed by the Board of Directors. At any time, the Stock Option Committee consists of not less than three (3) members of the Board who are not employees of the Bancorp. The Stock Option Committee is authorized to determine the officers, other key employees and other individuals to whom Awards will be granted (the "Grantees"), provided that each such Grantee must be an employee of the Bancorp or a subsidiary. Directors of the Bancorp who are not otherwise employees of the Bancorp on the date of grant and have not been employees of the Bancorp or a subsidiary at any time since the beginning of the one-year period preceding service on the Board (a "Director Optionee"), are also eligible to participate in the Stock Plan. Director participation is not determined by the Stock Option Committee, but is governed by the formula set out in the Stock Plan. There are currently twelve (12) directors eligible for formula Awards under the Stock Plan.

        The granting of awards pursuant to the Stock Plan is entirely discretionary with the Stock Option Committee. The Stock Option Committee has power to determine the number of shares to be covered by each Award, the terms and conditions of each Award, to amend any Award, accelerate the vesting period, if any, or exchange any such grant with a new grant, in each case with the Grantee's consent, and to make all other determinations required or provided under the Stock Plan.

Stock Options Granted to Employees

        Awards of stock options under the Stock Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQOs"), either with or without related stock appreciation rights ("SARs"). It is intended that ISOs granted shall constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code") and shall be subject to the federal income tax treatment described in Section 421 of the Code. ISOs for no more than $100,000 of Common Stock may be issued to any one individual pursuant to awards during any calendar year. The term of each ISO and NQO shall be for such period as the Stock Option Committee shall determine but not more than ten
(10) years from the date of grant thereof, subject to earlier termination as provided for in the Stock Plan.

        In the case of ISOs, the purchase price of the Common Stock covered by the ISO shall be determined by the The Stock Option Committee, but it may not be less than the greater of (i) 100% of the fair market value of the Common Stock at the time such ISO is granted or (ii) the par value of the Common Stock. In the case of NQOs, the purchase price of the Common Stock covered by the NQO shall be determined by the The Stock Option Committee, but it may be not less than the greater of (i) 85% of the fair market value of the Common Stock at the time such NQO is granted or (ii) the par value of the Common Stock. The purchase price of each ISO and NQO shall be paid in full by the Optionee at the time of the exercise in cash by United States currency, certified check or money order, or, in the sole discretion of the The Stock Option Committee, by tendering to the Bancorp (i) shares of Common Stock having a fair market value, on the date of exercise, equal to the purchase price or (ii) a combination of cash and such Common Stock valued at such fair market value.

        Stock options are not transferable otherwise than by will or the laws of descent and distribution and may be exercised during the Grantee's lifetime only by the Grantee or the Grantee's guardian or legal representative (unless exercise would disqualify an option as on ISO). However, the Stock Option Committee may provide that the Grantee may transfer an NQO, other than for value, to a member of the Grantee's family, as defined in the Stock Plan. Following such transfer, the NQO will remain subject to the same terms and conditions as were applicable prior to the transfer and will be exercisable only by the transferee.

Stock Options Granted to Non-Employee Directors

        In 1996, when the Stock Plan became effective, each Director Optionee was granted NQOs for a number of shares of Common Stock equal to 250 times the number of years of service as a director of the Bancorp, but for not less than 250 shares nor more than 2,500 shares. Thereafter, at the first meeting of the Board of Directors following the Annual Meeting of Shareholders in each year, commencing in 1997, each Director Optionee was or will be granted NQOs for 250 shares of Common Stock. The per share price to be paid by a Director Optionee for the shares of Common Stock shall be the fair market value at the date of the granting of the NQO.

        NQOs granted to Director Optionees who, on the date of grant have at least five (5) full consecutive years of service as a director, shall be exercisable in whole or in part during a period commencing on the date of the grant and ending on the tenth anniversary of the date of each such grant. NQOs granted to Director Optionees who, on the date of the grant, have fewer than five (5) full consecutive years of service as a director, shall be exercisable in whole or in part during a period commencing on the fifth anniversary of the date on which service as a director began and ending on the tenth anniversary of the date of each such grant.

Stock Appreciation Rights

        Stock appreciation rights ("SARs") related to all or any portion of an ISO or NQO may be granted in connection with the grant of an option or any unexercised portion thereof held by an Optionee at any time and from time to time during the term of the option. Each SAR shall be subject to the terms of the Stock Plan and no SAR shall be exercisable with respect to such related option or portion thereof unless such option or portion thereof shall itself be exercisable at that time. Upon the exercise of a SAR, the related option shall be surrendered and and upon the exercise of the option, the related SAR shall terminate. SAR's are not transferable except to the extent the related ISO or NQO is transferable.

        Upon exercise of an SAR, an Optionee shall be entitled to receive an amount equal to the product of (i) the amount by which (x) the fair market value per share of the shares to which such exercisable option relates on the date the option is surrendered exceeds (y) the option price, and (ii) the number of shares to which the surrendered option relates with respect to which the SAR shall have been exercised.

Restricted Stock

        Awards of Restricted Stock may be granted independently of other awards under the Stock Plan. At the time an award of Restricted Stock is made, the Stock Option Committee will establish a period of time (the "restricted period") applicable to such award, which may provide for the incremental lapse or termination of restrictions during the restricted period or for the termination of the restricted period at a certain time or on certain conditions. The Stock Option Committee may also, in its discretion, shorten or terminate the restricted period or waive any conditions for the lapse or termination of restrictions with respect to all or a portion of the Restricted Stock.

        At the time an award of Restricted Stock is made, a certificate for the number of shares of Restricted Stock will be issued in the name of the Grantee without the payment of any consideration by the Grantee. The certificate may be held in custody by the Bancorp for the Grantee's account. The shares of Common Stock evidenced by such certificate may not be sold, transferred, otherwise disposed of or pledged prior to the termination of the restricted period. The Grantee will have, commencing on the date of the grant, all rights and privileges of a shareholder as to such shares of Common Stock, including the right to vote and to receive any dividends.

Acceleration on Certain Changes

        In the event of (i) a reorganization, merger or consolidation of the Bancorp in which the Bancorp is not the surviving corporation, (ii) the dissolution or liquidation of the Bancorp, (iii) a sale or lease of fifty percent (50%) or more of the Bancorp's consolidated assets, or (iv) a Change of Control, the time at which the options then outstanding may be exercised shall be accelerated and all such options shall become exercisable in full on or before a date fixed by the Stock Option Committee prior to the effective time of such reorganization, merger, consolidation, liquidation, dissolution, sale or lease, or Change of Control and upon such effective time, any options remaining unexercised shall expire. Also, in such event, the restricted period of any awards of Restricted Stock shall terminate and the shares of common stock shall be fully vested prior to the effective time of such reorganization, merger, consolidation, liquidation, dissolution, sale or lease, or Change of Control.

Tax Withholding

        If any state, federal or local income taxes, employment taxes, FICA withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Grantee's salary, wages or other enumeration in connection with the exercise of an option, a disqualifying disposition (as described below), or the award or vesting of Restricted Stock, the Grantee shall advance in cash to the Bancorp the amount of such withholdings, unless a different withholdings arrangement, including the use of Common Stock, is authorized by the Stock Option Committee.


Amendment or Termination of Plan

        The Board may modify, revise or terminate the Stock Plan at any time and from time to time, provided, however, that (i) the provisions of Article IV of the Stock Plan (relating to grants to Director Optionees) may not be amended more than once every six (6) months, other than to comport with changes in the Code, ERISA, or the rules thereunder and (ii) without approval of the holders of at least a majority of the outstanding shares of Common Stock, the Board may not
(a) change the aggregate number of shares which may be issued pursuant to the provisions of the Stock Plan or to any individual (except pursuant to adjustment provisions provided below); (b) reduce the option price at which options may be granted; (c) change the class of employees or directors eligible to receive options; or (d) make any changes of a nature that required shareholder approval in order to ensure the compliance of the Stock Plan with Rule 16b-3 of the Securities Exchange Act of 1934 or such similar rule as may apply to the Stock Plan.

Adjustments

        The Stock Option Committee may make provisions for the adjustment of the number and class of shares covered by each outstanding option and the option prices in the event of changes in the outstanding Common Stock by reason of stock dividends , split-ups, spin-off's, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like.


Grants Under the Stock Plan

        With respect to the additional 37,000 shares that are the subject of the Stock Plan amendment, the Stock Option Committee has made no determination regarding the selection of particular participants to receive grants or the nature of any grants to be made. In the past three fiscal years through the date of the proxy statement, no options have been granted.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a general summary of the principal federal income tax consequence of transactions of the Stock Plan.

Grant of Options and SARs

        A Grantee will not recognize any taxable income at the time an option or SAR is granted, and the Bancorp will not be entitled to a federal income tax deduction at that time.

Incentive Stock Options

        No ordinary income will be recognized by a Grantee at the time of exercise of an ISO. The excess of the fair market value of the shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the Grantee holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the amount realized upon disposition of the shares and the aggregate option exercise price will constitute a long-term capital gain or loss, as the case may be, and the Bancorp will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" (including the use of the shares to exercise subsequent options) within two years after the date of grant or within one year after the date of exercise, the Grantee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option exercise price, and the Bancorp will usually be entitled to a federal income tax deduction equal to such amount. In addition, the Grantee will have a taxable capital gain equal to the difference, if any, between: (i) the amount realized upon disposition of the shares, and (ii) the sum of the aggregate option exercise price plus the amount of ordinary income on which the Grantee was taxed.

Non-Qualified Stock Options

        Taxable ordinary income will be recognized by the Grantee at the time of exercise of a NQO in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option exercise price. The Bancorp will usually be entitled to a corresponding federal income tax deduction. At the time of a subsequent sale of the shares, the Grantee will generally recognize a taxable capital gain or loss based upon the difference between the aggregate selling price of the shares and the aggregate fair market value of the shares at the time of exercise.

Stock Appreciation Rights

        Upon the exercise of an SAR, the Grantee will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock received, and the Bancorp will usually be entitled to a corresponding federal income tax deduction. The Grantee's basis in any shares of Common Stock received will be equal to the amount of ordinary income upon which the participant was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

Special Rules

        In the event a Grantee pays all or part of the option exercise price of an NQO by tendering shares of Common Stock owned by the Grantee, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same tax basis and holding period as the shares surrendered. The additional shares received upon such exercise shall have a tax basis equal to the amount of ordinary income recognized on such exercise and the holding period shall commence on the date of exercise. To preserve the Bancorp's deductions with respect to the NQOs and SARs, the Stock Option Committee may be required to set the exercise or grant price for such NQOs and SARs at the fair market value of a share of Common Stock on the date of grant.

Restricted Stock

        A Grantee will not realize taxable income, and the Bancorp will not be entitled to a deduction, upon the grant of Restricted Stock. At the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), the Grantee will realize taxable ordinary income in an amount equal to the fair market value for such number of shares of Common Stock at that time and the Bancorp will be entitled to a deduction in the same amount. However, a Grantee may make an election to recognize taxable ordinary income in the year the Restricted Stock is awarded in an amount equal to their fair market value for such number of shares of Common Stock at the time of the award, determined without regard to the restrictions and, in that event, the Bancorp will be entitled to a deduction in such year in the same amount. The Grantee's basis in any shares of Common Stock received will be equal to the amount of taxable ordinary income realized. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

Withholding Taxes

        Withholding taxes must be paid by the Grantee at the time of exercise of any NQO or SAR prior to the delivery of shares. In respect of ISOs, withholding taxes must be paid by the Grantee when income to the Grantee is recognized for tax purposes upon a disqualifying disposition, except with respect to shares acquired prior to January 1, 2003.

General

        Because the tax consequences to a Grantee may vary depending upon the Grantee's individual situation, and because such tax consequences are subject to change due to changes in tax laws or regulations, each Grantee should consult his or her personal tax advisor regarding the federal, and any state, local or foreign, tax consequences to the Grantee.

Approval

        Approval of the proposed amendment to the Stock Plan at the 2001 Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy. Abstentions by holders of such shares with respect to voting on the proposed amendment will have the effect of a vote against approval of the proposed amendment; broker non-votes with respect to voting on the proposed amendment will have no effect on the outcome of the vote. Should such shareholder approval not be obtained, then the amendment for the additional 37,000 share reserve will not be implemented. The Stock Plan will continue to remain in effect, and awards may continue to be made pursuant to the provisions of the Stock Plan as in effect prior to the amendment summarized in this Item 3, until the available reserve of Common Stock as last approved by shareholders has been issued pursuant to awards made under the Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1996 STOCK
                                          ---
PLAN.

                                 OTHER MATTERS

        The Board of Directors knows of no other business to be brought before the 2001 Annual Meeting. If, however, any other business should properly come before the 2001 Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.


                             SHAREHOLDER PROPOSALS

        Shareholder proposals submitted for inclusion in next year's proxy materials must be received by the Bancorp no later than December 5, 2001. Shareholder proposals submitted to be considered at the 2002 Annual Meeting without inclusion in next year's proxy materials must be received by the Bancorp no later than February 15, 2002. If the Bancorp is not notified of a shareholder proposal by February 15, 2002, then proxies held by management of the Bancorp may provide the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement. Proposals should be addressed to Leigh A. Hardisty, Secretary, Cornerstone Bancorp, Inc., 550 Summer Street, Stamford, Connecticut 06901. It is urged that such proposals be sent by certified mail, return receipt requested.

        Nominations of persons for election to the Board of Directors may be made by any shareholder of the Bancorp entitled to vote for the election of directors who complies with certain notice procedures set forth in the Bancorp's Certificate of Incorporation and Bylaws. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Bancorp. To be timely, a shareholder's nomination must be delivered to the Secretary of the Bancorp at the principal executive offices of the Bancorp not fewer than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such an anniversary date, notice by the shareholder, to be timely, must be so delivered no earlier than 90 days prior to such annual meeting and no later than the later of 60 days prior to such annual meeting or 10 days following public announcement of the date of such meeting. A shareholder's nomination must set forth, to the extent known:
(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder making the nomination, (i) the name and address of such shareholder and (ii) the number of shares of Common Stock owned by such shareholder.



                                              By Order of the Board of Directors



                                                 Merrill J. Forgotson, President
                                                                   April 4, 2001

                                  APPENDIX 1

          Charter of the Audit Committee of the Board of Directors of
                           Cornerstone Bancorp, Inc.

I.  Audit Committee Purpose

            The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

                  Monitor the integrity of the Bancorp's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.


                  Monitor the independence and performance of the Bancorp's independent auditors and internal auditors.

                  Provide an avenue of communication among the independent auditors, management, the internal auditors, and the Board of Directors.

            The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to both the independent and internal auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Bancorp's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II  Audit Committee Composition and Meetings

            Audit Committee members shall meet the applicable requirements of the American Stock Exchange ("AMEX"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Audit Committee shall have a basic understanding of finance and accounting, and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall have accounting or related financial management expertise, as defined by AMEX regulations.

            The Audit Committee Chair and other members shall be appointed by the Board of Directors.

            The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the internal auditors, the independent auditors, and as a committee to discuss any matter that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should receive communications from the independent auditors of any significant findings based upon the auditors limited review procedures with respect to the Bancorp's interim financial information.

III Audit Committee Responsibilities and Duties

            Review Procedures
            -----------------

            1. Review and update this charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in the proxy statement at least once every three years in accordance with regulations of the Securities and Exchange Commission ("SEC").

            2. Review the Bancorp's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgements.

            3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Bancorp's financial reporting processes and internal controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditors together with management's responses.

            4. With respect to the Bancorp's quarterly financial statements, discuss any significant changes to the Bancorp's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement and Auditing Standards ("SAS") No. 61. The Chair of the Audit Committee may represent the entire Audit Committee for this discussion.

            Independent Auditors
            --------------------

            1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

            2. On an annual basis, review fees paid to the independent auditors.

            3. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Bancorp that could reasonably be thought to bear on the auditors' independence.

            4. Review the independent auditors audit plan, discuss scope, staffing, reliance upon internal audit and internal controls, and general audit approach.

            5. Prior to management filing the Annual Report on Form 10-KSB with the SEC, discuss the results of the annual audit with the independent auditors. Discuss the matters required to be communicated to audit committees in accordance with SAS No. 61.

            6. Consider the independent auditors' judgements about the quality and appropriateness of the accounting policies and underlying estimates used by management in the preparation of the Bancorp's financial statements.

            Internal Audit and Legal Compliance
            -----------------------------------

            1. Review the budget, plan, changes in plan, activities and qualifications of the internal auditors, as needed.

            2. Review significant reports prepared by the internal auditors, together with management's response and follow-up to these reports.

            3. Review with management the Bancorp's compliance with laws and regulations.

            4. On at least an annual basis, review with the Bancorp's counsel, any legal matters that could have a significant impact on the Bancorp's financial statements, the Bancorp's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

            Other Audit Committee Responsibilities
            --------------------------------------

            1. Annually prepare a report to shareholders addressing the matters required by the SEC. The report should be included in the Bancorp's annual proxy statement.

            2. Maintain minutes of meeting and periodically report to the Board of Directors on significant results of the foregoing activities.

            3. Perform any other activities consistent with this charter, the Bancorp's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                           CORNERSTONE BANCORP, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 16, 2001
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of CORNERSTONE BANCORP, INC. (the "Bancorp") hereby appoints James P. Jakubek, Stanley A. Levine and Ronald C. Miller, and each or any of them, as proxies of the undersigned with full power of substitution, to vote all the shares of Common Stock of the Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Bancorp (the "Annual Meeting") to be held at Cornerstone Bank, 550 Summer Street, Stamford, Connecticut 06901, at 4:00 p.m. on May 16, 2001, and at any adjournment or postponement thereof, with all the power the undersigned would have if personally present, hereby revoking any proxy heretofore given. Any of such proxies or their substitutes who attend the Annual Meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted. The undersigned hereby acknowledges receipt of the proxy statement for the Annual Meeting and instructs the proxies to vote as instructed on the reverse side hereof.

The undersigned also hereby grants the proxies discretionary authority to vote upon such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED, "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001, AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK PLAN.

               (Continued and to be signed on the reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                           CORNERSTONE BANCORP, INC.

                                 May 16, 2001



                Please Detach and Mail in the Envelope Provided

A. [X] Please mark your votes as in this example

       The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.

1. To elect the following persons as directors:           FOR  WITHHELD
                                                          [_]    [_]

Nominees: James P. Jakubek
          Joseph A. Maide
          Melvin L. Maisel
          Norman H. Reader
          Paul H. Reader

For all, except withhold authority from the following nominee(s):_______________

2. To ratify the appointment of KPMG LLP as the           FOR  AGAINST   ABSTAIN
   Bancorp's independent auditors for the fiscal          [_]    [_]       [_]
   year ending December 31, 2001

3. Approval of the amendment to the 1996 Stock Plan       [_]    [_]       [_]

   MARK HERE FOR ADDRESS CHANGE OR MARK LABEL ACCORDINGLY                  [_]

   MARK HERE IF YOU PLAN TO ATTEND THE MEETING                             [_]


Signature ______________________________________  Date:________________

Signature ______________________________________  Date:________________


Important: Please sign exactly as your name appears hereon. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign in the name by authorized person.